Exhibit 99.2

WSILC, L.L.C.

(d/b/a Welch ATM)

and Subsidiaries

Financial Report

September 30, 2014

Contents

Financial Statements
Consolidated balance sheets	1-2
Consolidated statements of income	3
Consolidated statement of members’ equity	4
Consolidated statement of cash flows	5
Notes to the consolidated financial statements	6-15

WSILC, L.L.C. (d/b/a Welch ATM) and

Subsidiaries

Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
Assets

Current Assets
Cash and equivalents	$5,708,445	$3,589,524
Receivables	3,993,588	3,784,535
Receivables, affiliate	156,130	235,544
Inventories	356,526	458,347
Prepaid expenses	955,024	703,605
Due from affiliate	—	7,634
ATM cash, restricted	2,732,808	3,258,198
Due from vault cash settlements	75,780	91,820

Total current assets	13,978,301	12,129,207

Equipment
ATM machines and equipment	36,596,202	32,706,781
Vehicles	174,934	273,859
Office furniture and equipment	837,407	780,031
ATMs not yet in service	1,627,844	2,668,149

	39,236,387	36,428,820
Less accumulated depreciation	14,710,596	11,120,720

	24,525,791	25,308,100

Customer relationships, net	5,384,733	5,007,302
Trade names, net	468,352	499,924
Goodwill	2,758,112	636,556
Software, net	250,000	400,000
Other	127,895	170,106

	8,989,092	6,713,888

Total assets	$47,493,184	$44,151,195

Liabilities and Members’ Equity	September 30, 2014	December 31, 2013
	(unaudited)
Current Liabilities
Accounts payable ($500,897 and $366,601 held by variable interest entity at September 30, 2014 and December 31, 2013, respectively)	$4,738,881	$4,587,142
Accounts payable, affiliate	73,642	132,223
Accrued expenses ($414,008 and $115,476 held by variable interest entity at September 30, 2014 and December 31, 2013, respectively)	1,698,729	1,839,082
Deferred revenue	303,165	283,739
Deposits	34,800	193,870
Convertible promissory note (held by variable interest entity)	1,000,000	1,000,000
ATM cash line of credit	2,695,000	3,370,000

Total current liabilities	10,544,217	11,406,056

Long-term note payable to members	2,625,000	—
Long-term revolver loan	25,725,000	23,725,000
Deposits ($66,144 and $91,404 held by variable interest entity at September 30, 2014 and December 31, 2013, respectively)	331,335	332,165

Total liabilities	39,225,552	35,463,221

Members’ Equity
Members’ interest (liquidation preference of $6,700,000 for Class A units) (Note 6)	1,553,514	1,553,514
Retained earnings	6,566,120	6,928,014

WSILC, L.L.C (d/b/a Welch ATM) and subsidiaries members’ equity	8,119,634	8,481,528
Noncontrolling interest	147,998	206,446

Total members’ equity	8,267,632	8,687,974

Total liabilities and members’ equity	$47,493,184	$44,151,195

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Income

Nine Months Ended September 30, 2014 and 2013

(unaudited)

	2014	2013
Net revenues earned	$113,654,508	$74,896,346

Cost of revenues earned	103,858,479	67,215,719

Gross profit	9,796,030	7,680,627

Selling, general and administrative expenses	6,633,672	5,339,664

Income from operations	3,162,357	2,340,963

Interest expense	752,412	452,772

Net income	2,409,945	1,888,191

Net income (loss) attributable to the noncontrolling interest	128,717	(169,056)

Net income attributable to WSILC, L.L.C. (d/b/a Welch ATM) and subsidiaries	$2,281,228	$2,057,247

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Members’ Equity

Nine Months Ended September 30, 2014

(unaudited)

	Members’ Interest	Retained Earnings	Noncontrolling Interest	Total
Balance, December 31, 2012	$1,553,514	$5,221,664	$589,018	$7,364,196
Contributions	—	—	10,000	10,000
Net income (loss)	—	2,452,670	(276,521)	2,176,149
Distributions	—	(746,320)	(116,051)	(862,371)

Balance, December 31, 2013	1,533,514	6,928,014	206,446	8,687,974
Net income	—	2,281,228	128,717	2,409,945
Member distributions	—	(2,643,122)	(187,165)	(2,830,287)

Balance, September 30, 2014	$1,553,514	$6,566,120	$147,998	$8,267,632

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2014 and 2013

(unaudited)

	2014	2013
Cash Flows From Operating Activities
Net income	$2,409,945	$1,888,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,944,616	2,670,928
Amortization of intangibles and other assets	807,090	748,122
Loss on disposal of equipment	143,566	53,870
Increase (decrease) from changes in:
Receivables	(209,054)	(611,755)
Inventories	101,821	(94,807)
Prepaid expenses and other assets	(176,553)	(461,436)
Accounts payable	151,740	2,492,007
Accrued expenses and deposits	(300,253)	391,981
Deferred revenue	19,426	323,257

Net cash provided by operating activities	7,892,344	7,400,358

Cash Flows From Investing Activities
Deposit on equipment	1,040,305	910,059
Purchase of equipment	(5,111,133)	(13,934,240)
Proceeds from sale of equipment	208,290	3,600
Due to/from affiliates	28,467	(2,252)
Business acquisitions	(3,600,495)	(2,099,606)

Net cash used in investing activities	(7,434,566)	(15,122,439)

Cash Flows From Financing Activities
Increase in ATM cash, restricted, and due from vault cash settlements	541,430	(754,745)
Net change in ATM cash line of credit	(675,000)	542,000
Payments for other assets	—	(55,000)
Proceeds from long-term revolving loan	2,000,000	7,000,000
Proceeds from note from members	2,625,000	—
Proceeds from convertible promissory note	—	1,000,000
Payments on long-term revolving loan	—	—
Contributions	—	10,000
Distributions	(2,830,287)	(862,371)

Net cash provided by financing activities	1,661,143	6,879,884

Net increase (decrease) in cash and cash equivalents	2,118,921	(842,197)

Cash and cash equivalents:
Beginning	3,589,524	3,751,840

Ending	$5,708,445	$2,909,643

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: The primary business of WSILC, L.L.C. (WSILC) and subsidiaries (together the Company) is to operate, manage and support a network of self-service automatic teller machines (ATMs) throughout most of the United States. The Company’s ATM network is deployed largely in national retail chains, gas/convenient store chains and amusement parks. In addition to these merchant relationships, the Company also enters into agreements with financial institutions to brand selected ATMs within its network and/or provide convenient surcharge-free access for the financial institution’s customers. The Company also sells ATMs and related equipment, for which credit terms are established on an individual customer basis. The Company is headquartered in Peoria, Illinois.

A summary of significant accounting policies is as follows:

Principles of consolidation: The consolidated financial statements include the accounts of WSILC, RTW ATM, LLC (RTW d/b/a Kahuna ATM Solutions), and Welch Management Holdings, LLC (Holdings). WSILC owns a majority interest (67%) of RTW and the primary business of RTW is similar to that of WSILC. Holdings is a variable interest entity (VIE) which began operations in May 2012 for which WSILC is the primary beneficiary. WSILC has no equity interest in Holdings, however, they share common ownership. The primary business of Holdings is to manage ATM/ticket redemption machines by supplying cash and managed services for these machines. The ATM/ticket redemption machines serve as a cash dispenser for ATM transactions as well as dispensing cash for redemption of validated gaming tickets. Holdings is a VIE because it requires subordinated financial support consisting of an unsecured intercompany loan from WSILC. Additionally, WSILC provides management services to Holdings for a fee. The primary beneficiary of a VIE is the enterprise that has both (1) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, and (2) the right to receive residual returns or will absorb losses of the VIE (see also Note 9.) All significant intercompany balances and transactions have been eliminated in consolidation.

Principles of organization: WSILC, RTW and Holdings are organized as limited liability companies (LLCs) with indefinite lives. A member of an LLC has a limited liability to the extent of their interest in the LLC.

Personal assets and liabilities: In accordance with the generally accepted method of presenting LLC financial statements, the consolidated financial statements presented do not include the personal assets and liabilities of the members, including their obligation for income taxes on the taxable income of the Company. Salaries to members are included in operations.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue recognition: Transaction service fees are recognized in the period that the service is performed. The Company recognizes two types of transaction service fees: surcharge fees and interchange fees. Surcharge fees are paid by consumers utilizing ATMs in the Company’s ATM network. Interchange fees are paid by the consumers’ banks. The Company typically pays a portion of the transaction service fees that it earns to merchants as a fee for providing, placing and maintaining an ATM. In exchange for this payment, the Company receives access to the merchants’ customers and the ability to earn the transaction service fees from transactions that such customers conduct from using the ATM. The Company has recorded merchant payments as a cost of the associated revenues.

Branding fees are generated by branding agreements with financial institutions, under which the financial institutions pay the Company a fixed monthly fee per ATM. Branding fees are recognized in the month in which they are earned.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Sales of ATMs and related equipment are recorded as revenue at the time of shipment to the customer or upon installation, based on customer contract.

Revenue from the management of ATM/ticket redemption machines consists of a fee charged based on the amount of cash dispensed from the redemption machines. This revenue is recognized in the period in which the fee is incurred.

ATM cash, restricted: The Company has cash in certain ATMs and at armored car services in transit to/from ATMs that is provided through the Company’s line of credit agreement.

Cash and cash equivalents: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant credit risk.

Cash management: The Company has agreements with financial institutions to provide cash for use in its network of ATMs. The agreements create a bailment agreement between the Company and the financial institutions. In no event does legal title to this cash pass to the Company. Beneficial ownership of the cash is retained by the financial institutions, and the Company has no access or right to the cash. The agreements do not create a debtor/creditor or lending relationship. The Company pays a fee for its usage of this cash based on the total amount of cash outstanding at any given time. The Company pays a fee for insurance against loss due to theft of the cash while in the ATMs. The Company is responsible for the first $2,500 of theft loss per occurrence, while the financial institutions are responsible for the remainder of the loss. The amount of cash provided under these agreements that was in the Company’s ATM network was $137,500,936 as of September 30, 2014.

Receivables: Receivables are comprised primarily of amounts due from branding income, sales of ATMs and amounts due from processing agents for transaction revenues earned on transactions processed during the month ending on the balance sheet date. Receivables are considered delinquent when the outstanding balance is past its due date. Management reviews individual receivables and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. Any accounts or portions thereof deemed to be uncollectible are written off. Recoveries of receivables previously written off are recorded when received. There were no amounts deemed uncollectible at September 30, 2014. Interest is not charged on receivable balances.

Inventories: Inventories consist principally of ATM machines and related ATM supplies. The inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Equipment: Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the respective assets. Estimated lives range from three years to ten years. A majority of the assets have an estimated life of five years. Also included in equipment are new ATMs and associated equipment, which the Company has acquired for future installation. These devices are held as ATM machines not yet in service and are not depreciated until installed.

Customer relationships: Customer relationships consist of merchant and branding contracts/relationships acquired in connection with the acquisition of ATM portfolios and are recorded at their estimated fair value at the date of acquisition. The estimated fair value of the customer relationships is determined based on the estimated net cash flows and useful lives of the underlying contracts/relationships. The Company pools acquired contracts/relationships into a single intangible asset for purposes of computing the related amortization expense. The Company amortizes customer relationships on a straight-line basis over the estimated useful lives of the portfolios to which the assets relate (10 years).

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets: Long-lived assets, such as equipment, customer relationships, software, and trade name, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In cases in which undiscounted expected future cash flows would be less than the carrying value, an impairment loss would be recorded equal to the amount by which the carrying value exceeds the fair value of the assets.

Goodwill: Goodwill was recorded as a result of the Company’s acquisitions. The Company tests its goodwill for impairment on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value of the reporting unit which has the goodwill exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, and significant negative industry or economic trends. Future impairment reviews may require write-downs of the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.

Income taxes: Members are taxed individually on their shares of the Company’s earnings. For tax purposes, the Company’s taxable income or loss is allocated among the members in accordance with the respective operating agreement. Therefore, the consolidated financial statements do not include a provision for federal corporate income taxes. The Company’s policy is to make distributions to the members for their portion of the obligation for income taxes (“tax distributions”) on the earnings of the Company, unless tax distributions would cause a violation of the Company’s compliance with debt covenants.

Management has evaluated the Company’s tax positions in accordance with the Financial Accounting Standards Board’s guidance on accounting for uncertainty in income taxes and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to tax examinations by the U.S. federal, state or local authorities for years before 2011.

Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.

Noncontrolling interest: Noncontrolling interest represents the portion of equity in a subsidiary not attributable, directly or indirectly, to WSILC. The profit or loss derived from the performance of these subsidiaries is allocated to the net income/loss attributable to the noncontrolling interest in the consolidated statement of income.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through June 4, 2015, the date the financial statements were available to be issued.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Pledged Assets, Line of Credit, Long-Term Revolving Loan and Convertible Promissory Note, Letter of Credit

The Company has a $4,000,000 line of credit with a bank which expires in December 2014. Advances from the line of credit are to be used for ATM cash replenishment needs only. The line bears interest at the Prime Rate (3.25% at September 30, 2014) subject to a minimum of 4.0%. Interest is payable monthly. The interest rate at September 30, 2014 was 4.0%. The line of credit is collateralized by cash in ATMs, including cash in transit to ATMs. Borrowings on the line at September 30, 2014 were $2,695,000. In connection with the line, borrowings are limited by a monthly borrowing base formula which is based on the cash in ATMs.

The Company has a $28,500,000 revolving loan commitment from a bank which expires in October 2016. The loan is collateralized by substantially all assets of the Company, excluding the cash collateral on the line of credit agreement, and by all of WSILC’s classes of member units as pledged by the unit holders. Interest is payable monthly at a base rate (the greater of the Federal Funds Rate plus 0.5% or the Prime Rate) plus applicable margin or at LIBOR plus applicable margin. The applicable margin is based on the Company’s ratio of debt to EBITDA. There is a fee of 0.25% on the unused portion of the revolving loan commitment. The balance outstanding at September 30, 2014 was $25,725,000. The interest rate at September 30, 2014 was approximately 4.2%. In connection with this credit agreement, the Company is required to maintain certain financial covenants.

The revolving loan commitment decreases quarterly. The revolving commitment by quarter is as follows:

September 30, 2014	$28,500,000
December 31, 2014	28,000,000

March 31, 2015	27,325,000
June 30, 2015	26,650,000
September 30, 2015	25,975,000
December 31, 2015	25,300,000

March 31, 2016	24,450,000
June 30, 2016	23,600,000
September 30, 2016	22,750,000

The Company may voluntarily permanently decrease the revolving loan commitment or voluntarily pre-pay on amounts outstanding in increments of $250,000 but not less than $500,000. Any net proceeds received from a significant disposition of assets, issuance of member units (excluding any units issued pursuant to any employee/director options program, benefit plan or compensation program), or the issuance of any debt that is not permitted by the revolving loan agreement, is required to be used to pay down the revolving loan balance.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Pledged Assets, Line of Credit, Long-Term Revolving Loan and Convertible Promissory Note, Letter of Credit (Continued)

Additionally, in February 2013, Holdings obtained financing from related party lenders totaling $1,000,000. Holdings will pay interest on the note of 1%. All outstanding principal amounts of this note are expected to be converted to Class A units of Holdings at a conversion rate of ($0.01) per unit.

In 2013, the Company was issued a letter of credit in the amount of $275,000 which was secured through a bank and issued as security should the Company fail to comply with the terms of the Gaming Payout Device Cash Agreement between the Company and the bank. No amounts were drawn as of September 30, 2014. Interest terms are the same as the line of credit.

Note 3.	Intangible Assets and Goodwill

The Company had the following intangible assets:

	September 30, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$7,670,761	$2,286,028	$6,718,023	$1,710,721
Trade names	564,000	95,648	564,000	64,076
Software	600,000	350,000	600,000	200,000

	$8,834,761	$2,731,676	$7,882,023	$1,974,797

The following is a reconciliation of goodwill as of September 30, 2014:

Balance, January 1, 2014	$636,556
Acquisitions:
IDI ATM, LLC	26,556
Thillens Inc	2,095,000

Balance, September 30, 2014	$2,758,112

Note 4.	Related Parties

Related parties (“affiliates”) of the Company are C.O.D., LLC (C.O.D.), WG ATM, LLC (WG) and Welch Systems, Inc. (WSI). These affiliates are related due to some common ownership.

The Company operates/manages ATMs for C.O.D. and WG. The costs associated with the transaction service fees generated by these ATMs and recorded as revenue by the Company were $4,688,479 and $5,560,571 for the nine months ended September 30, 2014 and 2013, respectively. The Company has entered management services agreements with C.O.D. and WG whereby the Company, for a fee, will provide performance and deployment services, provisioning services, customer service, sales and marketing support, and bookkeeping and accounting services. The Company recognized revenue totaling $670,557 and $708,650 under these management services agreements for the nine months ended September 30, 2014 and 2013, respectively. The Company also recognized revenue of $237,787 and $185,664 for the nine months ended September 30, 2014 and 2013, respectively, primarily for ATM repair services provided to C.O.D. and WG, the sale of ATM equipment to C.O.D. and WG, the purchase of ATM equipment, ATM moves and operating supplies coordinated/provided by WSILC.

The Company has a service agreement with WSI whereby WSI provides maintenance services for ATMs in the Company’s network that are located in Illinois and eastern Missouri. The Company also leased a portion of a building from WSI through June 2013. The Company incurred expense of $149,695 and

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 4.	Related Parties (Continued)

$256,192 in relation to these agreements with WSI for the nine months ended September 30, 2014 and 2013, respectively. Of the expense incurred through September 30, 2013, $107,322 related to the building lease.

At September 30, 2014, the net amount due from C.O.D. and WG was $72,288 and $35,952 respectively, and the net amount due to WSI was $25,752.

In 2014, WSILC entered into a note payable with its members for $2,625,000, which is due March 27, 2018. The note will accrue interest using the Mid-term Applicable Federal rate which was approximately 1.9% at September 30, 2014.

Note 5.	Operating Leases

The Company leased approximately 65% of a building from WSI under a noncancellable operating lease agreement which expired on June 30, 2013. The Company’s monthly base lease payment was approximately $8,300. The Company was also responsible for its portion of this building’s expenses including real estate taxes, utilities and insurance. Expense related to this lease for the nine months ended September 30, 2013 was approximately $107,322.

The Company entered into a building lease at a new location in 2013 with a term of 5 years with two three-year extension options. The Company is also responsible for its portion of this building’s expenses including real estate taxes, utilities and insurance. The Company’s monthly base lease payment is approximately $16,700. Expenses related to the building lease for the nine months ended September 30, 2014 and 2013 were $188,304 and $53,539, respectively.

The Company has a lease agreement with a retail merchant chain whereby the Company pays a basic monthly rate for ATM space located on the merchant’s premises. Additionally, the Company pays a variable rent based on the volume of transactions completed at these ATMs individually. This is a three-year agreement which commences at the time that ATMs are installed at all of the merchant’s locations specified in the agreement. The agreement will automatically renew for an additional three years, so long as neither party is in default under terms of the agreement within 120 days of the first expiration date. If there is a default by one of the parties within 120 days of the first expiration date, then the other party has the option not to renew the agreement. As of September 30, 2014, all ATMs have not yet been installed, and thus the three-year term has not yet commenced. Expense recorded under this agreement for the nine months ended September 30, 2014 and 2013 were $309,800 and $214,400, respectively.

Note 6.	Members’ Equity and Unit Based Compensation

Members’ equity of WSILC consists of eight classes of units. The operating agreement describes the rights of each class for distributions and liquidation. Classes A and B units are the only classes with voting rights.

Classes C, D and E have been established for management awards. These awards are classified as equity awards, rather than liability awards. Some of these C, D and E units have been granted, but have not yet vested. The remaining unvested units as of September 30, 2014 do not vest until the date of a potential company sale/liquidation. The fair value of these awards at the dates of grant was determined to be not significant. Certain employment agreements require the Company to repurchase the awarded units that have vested, and 2,800 shares of the Class B units, if the respective employee is terminated without cause.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6.	Members’ Equity and Unite Based Compensation (Continued)

Class F units were granted in 2013 under the Restricted Class F Unit Agreement and represent a profits interest for one management employee in a certain division of the Company. The amount earned by the employee is calculated annually and would be paid after the Company’s year-end date. There were no amounts earned under this agreement in 2014 or 2013. The Class F units are forfeited by the holder upon his resignation or if terminated for cause.

The schedule of member units at September 30, 2014 is as follows:

	Vested Units	Unvested Units	Designated Units
Class A	6,700	—	—
Class B	4,800	—	—
Class C-1	200	—	—
Class C-2	1,779	—	—
Class C-3	—	30	—
Class D	433	—	—
Class E	—	—	1,270
Class F	100	—	—

	14,012	30	1,270

For all classes, there are no amounts of authorized units that exceed the number of units listed in the table above. There were no other changes in the amounts authorized, vested, unvested or designated for any of the classes during the nine months ended September 30, 2014.

Members’ interest is as follows:

	December 31, 2012	Change	December 31, 2013	Change	September 30, 2014
Class A	$1,553,514	$—	$1,553,514	$—	$1,553,514
Class B	—	—	—	—	—
Class C-1	—	—	—	—	—
Class C-2	—	—	—	—	—
Class C-3	—	—	—	—	—
Class D	—	—	—	—	—
Class E	—	—	—	—	—
Class F	—	—	—	—	—

	$1,553,514	$—	$1,553,514	$—	$1,553,514

Distributions, other than tax distributions, are restricted under the terms of the Company’s revolving loan agreement. Tax distributions are only restricted if such tax distributions would cause a violation of the Company’s compliance with debt covenants.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6.	Members’ Equity and Unite Based Compensation (Continued)

Distribution of assets following the sale or winding up (liquidation) of WSILC, after paying all creditors, claims and obligations of WSILC, including all costs and expenses of the sale/liquidation, go first to the Class F unit holder based on the proceeds attributable to a certain division of the Company, then Class A members until they have received aggregate distributions totaling $6,700,000 and then to all holders of units (except the Class F unit holder) in accordance with their unit holdings provided that all such units are vested. At the time that cumulative distributions to Class A unit holders exceeds $6,700,000 plus a 12% internal rate of return, the Class B, Class C-1 and Class C-2 unit holders obtain certain preferences to distributions as defined in the Company’s operating agreement.

The operating agreements of RTW and Holdings describe the rights of each of the members of these entities.

Note 7.	Significant Merchant Contracts

Merchant contracts are considered significant when they provide revenue which exceeds 10% of the Company’s total net revenues earned. The Company did not have any significant merchant contracts for the nine months ended September 30, 2014. At September 30, 2013, revenues under a significant merchant contract were $10,353,273.

Note 8.	Retirement and Profit-Sharing Plan

The Company sponsors an employee savings plan in accordance with Section 401(k) of the Internal Revenue Code. The Plan allows participation by employees who have met certain eligibility requirements. Plan contributions are made at the discretion of the Board of Managers. The Company has elected a safe-harbor match for eligible employees equal to 100% of the first 3% of employee salary deferred, plus 50% of the next 2% of salary deferred. The Company contributed matching funds of approximately $73,302 and $68,641 for the nine months ended September 30, 2014 and 2013, respectively.

Note 9.	Variable Interest Entity

WSILC is the primary beneficiary of a VIE, Holdings. WSILC is exposed to potential losses because of the unsecured intercompany loan from WSILC to Holdings. Although WSILC does not have an equity interest in Holdings, WSILC controls the significant activities of the VIE.

The following table summarizes the carrying amounts of the VIE’s assets and liabilities:

	September 30, 2014	December 31, 2013
Assets:
Current assets	$2,005,972	$836,064
Equipment, net	1,516,612	1,900,080

	$3,522,584	$2,736,144

Liabilities:
Current liabilities, including intercompany loan from WSILC of approximately $5,400 and $2,035,000 at September 30, 2014 and December 31, 2013, respectively	$929,121	$3,516,991
Other	66,144	91,404

	$995,265	$3,608,395

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 10.	Business Acquisitions

In January 2014, the Company acquired certain assets of IDI ATM, LLC, an independent ATM deployer for a purchase price of $1,078,238. The acquisition was accounted for as a business combination. The following table summarizes the purchase price consideration and the estimated fair values of the assets acquired:

Cash consideration	$1,078,238

Recognized amount of identifiable assets acquired:
Equipment	$91,000
Customer relationships (estimated useful life of 5 years)	952,817
Non-compete agreements (estimated useful life of 5 years)	7,866

1,051,682
Goodwill	26,556

$1,078,238

In April 2014, the Company acquired certain assets of Thillens Inc, an independent ATM deployer for a purchase price of $2,522,257. The acquisition was accounted for as a business combination. The following table summarizes the purchase price consideration and the estimated fair values of the assets acquired:

Cash consideration	$2,522,257

Recognized amount of identifiable assets acquired:
Equipment	$352,257
Prepaid expenses – Consulting services	75,000

427,257
Goodwill	2,095,000

$2,522,257

In August 2013, the Company acquired the business and assets of One Point Financial, LLC (OPF) which was in the business of providing ATM processing services. The Company purchased OPF in order to increase the number of ATM machines within the Company’s network. The purchase price was $809,000. The acquisition was accounted for as a business combination. Closing costs related to the acquisition of OPF were approximately $24,000 and are included in selling, general and administrative expenses in the 2013 consolidated statement of income.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 10.	Business Acquisitions (Continued)

The following table summarizes the purchase price consideration and the estimated fair values of the assets acquired:

Consideration:
Cash	$525,000
Contingent consideration (included in accrued expenses)	284,000

$809,000

Recognized amount of identifiable assets acquired:
Equipment	$495,000
Customer relationships (estimated useful life of 10 years)	314,000

$809,000

In January 2013, the Company acquired the business and assets of Code Green, LLC (Code Green) which was in the business of providing financial institutions technology services using internet and mobile applications. The Company purchased Code Green to enhance the product offerings to their financial institution customers. The purchase price was $1,574,606. The acquisition was accounted for as a business combination. Closing costs related to the acquisition of Code Green were approximately $42,000 and are included in selling, general and administrative expenses in the 2013 consolidated statement of income.

The following table summarizes the purchase price consideration and the estimated fair values of the assets acquired:

Cash consideration	$1,574,606

Recognized amount of identifiable assets acquired:
Trade name	$135,000
Customer relationships	839,606
Software	600,000

$1,574,606

The fair value assigned to identifiable intangible assets and their weighted-average useful lives individually and in the aggregate are as follows:

	Amount	Weighted- Average Useful Life (Years)
Trade name	$135,000	10.0
Customer relationships	839,606	10.0
Software	600,000	3.0

	$1,574,606	7.3

Note 11.	Subsequent Events

On October 6, 2014, Cardtronics, Inc. completed the purchase of WSILC, L.L.C.

C.O.D., LLC and WG ATM, LLC

Combined Financial Report

September 30, 2014

Contents

Financial Statements

Combined balance sheets	1

Combined statements of income	2

Combined statements of members’ equity	3

Combined statements of cash flows	4

Notes to the combined financial statements	5-7

C.O.D., LLC and WG ATM, LLC

Combined Balance Sheets

	September 30, 2014		December 31, 2013
	(unaudited	)
Assets
Current Assets
Cash and cash equivalents	$304,567		$368,155
Receivables	55,280		5,727
Receivables, affiliate	46,861		108,400
Prepaid expenses	—		9,106
ATM cash, restricted	2,919,810		3,378,670
Due from vault cash settlements	79,070		171,040

Total current assets	3,405,588		4,041,098

Equipment
ATM machines and equipment	4,359,463		4,347,156
Less accumulated depreciation	3,697,053		3,413,201

	662,410		933,955

Total assets	$4,067,998		$4,975,053

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$184,420		$188,367
Accounts payable, affiliates	155,102		235,234
Accrued expenses	10,626		8,275
ATM cash line of credit	3,000,421		3,552,607

Total current liabilities	3,350,569		3,984,483

Deposits	9,615		9,615

Total liabilities	3,360,184		3,994,098

Members’ equity	707,814		980,955

Total liabilities and members’ equity	$4,067,998		$4,975,053

See Notes to Combined Financial Statements.

1

C.O.D., LLC and WG ATM, LLC

Combined Statements of Income

Nine Months Ended September 30, 2014 and 2013

(unaudited)

	2014	2013
Net revenues earned	$5,011,448	$5,724,561
Cost of revenues earned	3,230,621	3,865,718

Gross profit	1,780,827	1,858,843
Selling, general and administrative expenses	453,967	453,656

Income from operations	1,326,860	1,405,187
Interest expense	—	—

Net income	$1,326,860	$1,405,187

See Notes to Combined Financial Statements.

2

C.O.D., LLC and WG ATM, LLC

Combined Statements of Members’ Equity

Nine Months Ended September 30, 2014

(unaudited)

Balance, December 31, 2012	$1,589,644
Net income	1,841,311
Member distributions	(2,450,000)

Balance, December 31, 2013	980,955
Net income	1,326,860
Member distributions	(1,600,001)

Balance, September 30, 2014	$707,814

See Notes to Combined Financial Statements.

3

C.O.D., LLC and WG ATM, LLC

Combined Statements of Cash Flows

Nine Months Ended September 30, 2014 and 2013

(unaudited)

	2014	2013
Cash Flows From Operating Activities
Net income	$1,326,860	$1,405,187
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	380,820	458,101
Gain on disposal of equipment	(750)	(1,219)
Increase (decrease) from changes in:
Receivables	(49,553)	(55,458)
Prepaid expenses and other assets	9,105	8,281
Accounts payable	(3,947)	22,898
Accrued expenses and deposits	2,352	(185)

Net cash and cash equivalents provided by operating activities	1,664,887	1,837,605

Cash Flows From Investing Activities
Purchase of equipment	(110,625)	(157,378)
Proceeds from sale of equipment	2,100	2,050
Due to/from affiliates	(18,593)	62,497

Net cash and cash equivalents used in investing activities	(127,118)	(92,831)

Cash Flows From Financing Activities
Increase in ATM cash, restricted, and due from vault cash settlements	550,830	147,324
Net change in ATM cash line of credit	(552,186)	(146,860)
Member distributions	(1,600,001)	(1,850,000)

Net cash and cash equivalents used in financing activities	(1,601,357)	(1,849,536)

Net decrease in cash and cash equivalents	(63,588)	(104,762)
Cash and cash equivalents:
Beginning	$368,155	$502,031

Ending	$304,567	$397,269

See Notes to Combined Financial Statements.

4

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: The primary business of C.O.D., LLC (C.O.D.) and WG ATM, LLC (WG) (together the Company) is to operate, manage and support a network of self-service automatic teller machines (ATMs) throughout the United States. The Company’s ATM network is deployed largely in a national retail chain, along with gas/convenient store chains. In addition to these merchant relationships, the Company also enters into agreements with financial institutions to brand selected ATMs within its network and/or provide convenient surcharge-free access for the financial institution’s customers.

The Company is headquartered in Peoria, Illinois.

A summary of significant accounting policies is as follows:

Principles of consolidation: The combined financial statements include the accounts of C.O.D. and WG. The entities were combined because they have the same ownership and operating purpose. All material intercompany items and transactions have been eliminated in combination.

Principles of organization: C.O.D. and WG are organized as limited liability companies (LLCs). A member of an LLC has a limited liability to the extent of their interest in the LLC. Both C.O.D. and WG have indefinite lives.

Personal assets and liabilities: In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements presented do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the Company. There are no member salaries included in the statement of income.

Use of estimates: The preparation of financial statements may require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents: The Company’s cash and cash equivalents are deposited at financial institutions and at times may exceed federally insured limits. The Company has not experienced any losses as a result of this concentration. For purposes of reporting the statement of cash flows, the Company considers cash equivalents to be short-term, highly liquid investments that have maturities of three months or less.

ATM cash, restricted: The Company has cash in certain ATMs and at armored car services in transit to/from ATMs that is provided through the Company’s ATM cash line of credit agreement.

Cash management: The Company has agreements with financial institutions to provide cash for use in some of the ATM’s in its network. The agreements create a bailment agreement between the Company and the financial institutions. In no event does legal title to this cash pass to the Company. Beneficial ownership of the cash is retained by the financial institutions, and the Company has no access or right to the cash. The agreements do not create a debtor/creditor or lending relationship. The Company pays a fee for its usage of this cash based on the total amount of cash outstanding at any given time. The Company pays a fee for insurance against loss due to theft of the cash while in the ATMs. The Company is responsible for the first $2,500 of theft loss per occurrence, while the financial institutions are responsible for the remainder of the loss. The amount of cash provided under these agreements that was in the Company’s ATM network was approximately $12,874,787 as of September 30, 2014.

5

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (continued)

Receivables: Receivables are comprised primarily of amounts due from branding fee income and amounts due from a related party processor for transaction revenues earned on transactions processed during the month ending on the balance sheet date. The amount due from the related party processor as of September 30, 2014 was $46,861. Some receivables are recorded at the invoiced amount and do not bear interest. Receivables are considered delinquent when the outstanding balance is past its due date. Management reviews individual receivables and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Any accounts or portions thereof deemed to be uncollectible are written off. Recoveries of receivables previously written off are recorded when received. Management has estimated that no amounts are uncollectible as of September 30, 2014.

Due from vault cash settlements: This receivable represents the amount of cash provided through the Company’s ATM cash line of credit agreement that has been withdrawn by consumers from the Company’s ATM machines and has not yet been reimbursed by the consumers’ banks.

Equipment: Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the respective assets. A majority of the assets have an estimated life of five years.

Impairment of long-lived assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In cases in which undiscounted expected future cash flows would be less than the carrying value, an impairment loss would be recorded equal to the amount by which the carrying value exceeds the fair value of the assets.

Revenue recognition: The Company recognizes two types of transaction service fees on ATMs owned by the Company: surcharge fees and interchange fees. Surcharge fees are paid by consumers utilizing

ATMs in the Company’s ATM network. Interchange fees are paid by the consumers’ banks. The related party processor submits the transaction service fees to the Company net of any processing charges and the Company recognizes these net transaction service fees in the period that the service is performed.

In connection with the Company’s merchant-owned ATM processing agreements, the Company pays a portion of the transaction service fees that it collects to merchants as a fee for providing, placing and maintaining an ATM. The Company has determined that it is performing as an agent under these merchant-owned ATM processing agreements, so the Company is recording such payments to these merchants as a direct reduction of transaction service fee revenue.

Branding fees are generated by the Company’s branding agreements with financial institutions, under which the financial institutions pay the Company a fixed monthly fee per ATM. Branding fees are recognized in the month in which they are earned.

Income taxes: Members are taxed individually on their shares of the Company’s earnings. For tax purposes, the Company’s net income or loss is allocated among the members in accordance with their respective percentage ownership interest in the Company. Therefore, the financial statements do not include a provision for corporate income taxes. The Company’s policy is to make distributions to the members for their portion of the obligation for income taxes (“tax distributions”) on the earnings of the Company. Distributions to members are determined prior to the beginning of each calendar year.

Management has evaluated the Company’s tax positions in accordance with the Financial Accounting

Standards Board’s guidance on accounting for uncertainty in income taxes and concluded that the

Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to tax examinations by the U.S. federal, state or local authorities for years before 2011.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through June 4, 2015, the date the financial statements were available to be issued.

6

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 2.	Pledged Assets and ATM Cash Line of Credit

The Company has a $6,000,000 ATM cash line of credit with a bank which expires in December 2014. Advances from the line of credit are to be used for ATM cash replenishment needs only. The line bears interest at the prime rate less .25%. Interest is payable monthly. The interest rate at September 30, 2014 was 3.0%. The line of credit is collateralized by substantially all assets. Borrowings on the line at September 30, 2014 were $3,000,421.

Note 3.	Related Parties

The Company has entered into a management service agreement with WSILC, L.L.C. (WSILC) whereby WSILC, for a fee, will provide performance and deployment services, provisioning services, customer service, sales and marketing support, and bookkeeping and accounting services. WSILC is a related party due to some common ownership. The Company recognized expense totaling $670,557 and $708,650 under these management services agreements for the nine months ended September 30, 2014 and 2013, respectively. The Company also recognized expense of $237,787 and $185,664 for the nine months ended September 30, 2014 and 2013, respectively, primarily for ATM repair services, the purchase of ATM equipment, ATM moves and operating supplies coordinated/provided by WSILC.

The Company recognized expense of $43,837 and $43,294 for ATM repair services performed by a different related party for the nine months ended September 30, 2014 and 2013, respectively.

At September 30, 2014, the Company had related party receivables with WSILC of $46,861 and related party payables of $155,102.

Note 4.	Significant Merchant Contracts

Merchant contracts are considered significant when they provide revenue which exceeds 10% of the Company’s total net revenues earned. Net revenues earned under a significant merchant contract for the nine months ended September 30, 2014 and 2013 were $4,229,200 and $4,924,600, respectively.

Note 5.	Members’ Equity

Members’ equity as of September 30, 2014 of C.O.D. and WG was $409,959 and $297,855, respectively.

Note 6.	Subsequent Events

On October 6, 2014, Cardtronics, Inc. completed the purchase of C.O.D. and WG.

7